Exhibit 1.1

UNDERWRITING AGREEMENT

[       ], 2021

Network 1 Financial Securities, Inc.

The Galleria, Building 2

Penthouse 2 Bridge Avenue

Red Bank, New Jersey 07701-1106

Ladies and Gentlemen:

The undersigned, Sentage Holdings Inc., a Cayman Islands company (the “Company”), hereby confirms its agreement (this “Agreement”) with the several underwriters named on Schedule I (such underwriters, for whom Network 1 Financial Securities, Inc. is acting as representative, in such capacity, the “Representative”, and if there are no underwriters other than the Representative, reference to multiple underwriters shall be disregarded and the term Representative as used herein shall have the same meaning as underwriter, collectively the “Underwriters” and each an “Underwriter”) as follows:

1. Purchase and Sale of Shares.

(a) Shares.

(i) Nature and Purchase of Shares.

(A) On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters an aggregate of 4,000,000 ordinary shares, $0.001 par value per share (the “Ordinary Shares”). The Ordinary Shares referred to in this Section 1(a) are hereinafter referred to as the “Firm Shares.”

(B) The Underwriters agree to purchase from the Company the number of Firm Shares set forth on Schedule 1 attached hereto and made a part hereof at a purchase price of $[5.565] (the “Purchase Price”) per Firm Share (or 92.75% of the public offering price per Firm Share). The Firm Shares are to be offered initially to the public at the offering price set forth on the cover page of the Prospectus (as defined in Section 2(a)(i)(A) hereof).

(C) The Company agrees to engage the Representative for the period beginning on the date hereof and ending on June 30, 2021 or until the Closing Date (as defined in 1(a)(ii)(A) hereof), whichever occurs first (the “Engagement Period”), to act as the lead or managing underwriter and/or book runner and investment banker in connection with the proposed offering of the Firm Shares. Until the end of the Engagement Period, and as long as the Representative is reasonably proceeding in good faith with preparations for the offering of the Firm Shares, the Company agrees not to solicit, negotiate with or enter into any agreement with any other source of financing (whether equity, debt or otherwise), any underwriter, potential underwriter, placement agent, financial advisor or any other person or entity in connection with an offering of the Company’s securities or any other financing by the Company.

(ii)  Firm Share Payment and Delivery; Escrow.

(A) Delivery and payment for the Firm Shares shall be made no later than 2:00 p.m., Eastern time, on the second (2nd) Business Day following the effective date (the “Effective Date”) of the Registration Statement (as defined in Section 2(a)(i)(A) below) (or the third (3rd) Business Day following the Effective Date if the Registration Statement is declared effective after 4:01 p.m., Eastern time or at such earlier time as shall be agreed upon by the Representative and the Company, at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154 (“Underwriter Counsel”), or at such other place (or by electronic transmission) as shall be agreed upon by the Representative and the Company. The hour and date of delivery and payment for the Firm Shares is called the “Closing Date.”

(B) Payment for the Firm Shares shall be made on the Closing Date by wire transfer in federal (same day) funds, payable to the order of the Company upon delivery of the certificates (in form and substance satisfactory to the Representative) representing the Firm Shares (or through the facilities of the Depository Trust Company (“DTC”) or via a DWAC transfer), for the account of the Underwriters. The Firm Shares shall be registered in such name or names and in such authorized denominations as the Underwriter may request in writing two full Business Days prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Shares except upon tender of payment by the Underwriters for all of the Firm Shares or via delivery versus payment for the Firm Shares. The term “Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions are authorized or obligated by law to close in New York, New York.

(iii) Over-allotment Option.

(A) Option Shares. For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Shares, the Company hereby grants to the Representative an option (the “Over-allotment Option”) to purchase, in the aggregate, up to 600,000 additional Ordinary Shares (the “Option Shares”), representing fifteen percent (15%) of the Firm Shares sold in the offering, from the Company. The purchase price to be paid per Option Share shall be equal to $[5.565] (or 92.75% of the public offering price). The Firm Shares and the Option Shares are collectively referred to as the “Public Securities.” The Public Securities, Underwriter’s Warrants (as set forth below) and the Ordinary Shares issuable upon exercise of the Underwriter’s Warrants, are collectively referred to as the “Securities.” The Securities shall be issued directly by the Company and shall have the rights and privileges described in the Registration Statement, the Pricing Disclosure Package and the Prospectus referred to below. The offering and sale of the Public Securities is herein referred to as the “Offering.”

(B) Exercise of Option. The Over-allotment Option granted pursuant to Section 1(a)(iii)(A) hereof may be exercised by the Representative r as to all (at any time) or any part (from time to time) for any number of the Option Shares within 45 days after the Closing Date. The Underwriters shall not be under any obligation to purchase any of the Option Shares prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Representative, which must be confirmed in writing within 24 hours by overnight mail or email or facsimile or other electronic transmission (the “Option Notice”) setting forth the number of the Option Shares to be purchased and the date and time for delivery of and payment for the Option Shares (the “Option Closing Date”), which shall not be later than five (5) full Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of Underwriter Counsel or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Representative. If such delivery and payment for the Option Shares does not occur on the Closing Date, the Option Closing Date will be as set forth in the Option Notice. Upon exercise of the Over-allotment Option with respect to all or any portion of the Option Shares subject to the terms and conditions set forth herein, (i) the Company shall become obligated to sell to the Underwriters the number of the Option Shares specified in the Option Notice and (ii) the Underwriters shall purchase that portion of the total number of the Option Shares as set forth in Schedule 1 opposite the name of such Underwriter bears to the total number of Firm Shares.

(C) Payment and Delivery. Payment for the Option Shares shall be made on the Option Closing Date by wire transfer in Federal (same day) funds, payable to the order of the Company upon delivery to the Underwriters of certificates (in form and substance satisfactory to the Representative) representing the Option Shares (or through the facilities of DTC or DWAC transfer) for the account of that Underwriter. The Option Shares shall be registered in such name or names and in such authorized denominations as the Underwriter may request in writing at least two full Business Days prior to the Option Closing Date. The Company shall not be obligated to sell or deliver the Option Shares except upon tender of payment by the Underwriter for applicable Option Shares.

(iv) Underwriter’s Warrant.

(A) Warrant Amount; Term. The Company hereby agrees to issue and sell to the Underwriters (and/or its designees) on the Closing Date a warrant for the purchase of a number of the Ordinary Shares equal to 8% of the sum of (i) the number of the Firm Shares and (ii) any Option Shares, issued in the Offering, pursuant to the form attached hereto as Exhibit A (the “Underwriter’s Warrant”), at an initial exercise price of $[7.50], which is equal to 125% of the public offering price per Firm Share, and which shall expire five (5) years after the Effective Date. The Underwriter’s Warrant and the Ordinary Shares issuable upon exercise of the Underwriter’s Warrant are hereinafter referred to together as the “Underwriter’s Securities.” The Underwriter’s Warrant shall include a “cashless” exercise feature, and shall contain provisions for demand and “piggyback” registration rights until expiration or until the shares underlying the warrants are eligible for resale pursuant to an exemption from registration; provided, however that (i) no such demand registration rights shall be exercisable after the last day of the fifth (5th) year following the date of commencement of sales of the Offering and (ii) no such “piggyback” registration rights shall be exercisable after the last day of the fifth (5th) year following the date of commencement of sales of the Offering. The Underwriters understand and agrees that there are significant restrictions pursuant to FINRA Rule 5110 against transferring the Underwriter’s Securities during the one hundred eighty (180) days after the Effective Date and by its acceptance thereof shall agree that it will not sell, transfer, assign, pledge or hypothecate the Underwriter’s Securities, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period of one hundred eighty (180) days beginning on the date of commencement of sales of the offering to anyone other than (i) an Underwriter or a selected dealer in connection with the Offering, or (ii) a bona fide officer or partner of the Underwriter or of any such Underwriter or selected dealer; or as otherwise expressly permitted by Rule 5110(e)(2), and only if any such transferee agrees to the foregoing lock-up restrictions.

(B) Delivery. Delivery of the Underwriter’s Warrant shall be made on the Closing Date, and shall be issued in the name or names and in such authorized denominations as the Underwriter may reasonably request.

2. Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as of the Applicable Time (as defined below) and as of the Closing Date and as of the Option Closing Date, if any, as follows (unless otherwise indicated, all references to the Company in this Section 2 shall refer to the Company and its subsidiary through which it conducts its operations in the PRC):

(a) Filing of Registration Statement.

(i)  Pursuant to the Securities Act.

(A) The Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement, and an amendment or amendments thereto, on Form F-1 (File No. 333-254558), including any related prospectus or prospectuses, for the registration of the Public Securities under the Securities Act of 1933, as amended (the “Securities Act”), which registration statement and amendment or amendments have been prepared by the Company in conformity in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission under the Securities Act (the “Securities Act Regulations”) and, as of the Effective Date thereof, will contain all material statements that are required to be stated therein in accordance with the Securities Act and the Securities Act Regulations. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement became effective (including the Preliminary Prospectus included in the registration statement, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein by reference and all information deemed to be a part thereof as of the Effective Date pursuant to paragraph (b) of Rule 430A of the Securities Act Regulations (the “Rule 430A Information”)), is referred to herein as the “Registration Statement.” If the Company files any registration statement pursuant to Rule 462(b) of the Securities Act Regulations, then after such filing, the term “Registration Statement” shall include such registration statement filed pursuant to Rule 462(b). The Registration Statement has been declared effective by the Commission as of the Applicable Time (as defined below).

(B) Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “Preliminary Prospectus.” The Preliminary Prospectus that was included in the Registration Statement immediately prior to the Applicable Time is hereinafter called the “Pricing Prospectus.” The final prospectus in the form first furnished to the Representative for use in the Offering is hereinafter called the “Prospectus.” Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement.

(C) “Applicable Time” means 4:30 p.m., Eastern Time, on the date of this Agreement.

(D) “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the Securities Act Regulations) relating to the Public Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Public Securities or of the Offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

(E) “Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433) (the “Bona Fide Electronic Road Show”).

(F)  “Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

(G) “Pricing Disclosure Package” means any Issuer General Use Free Writing Prospectus issued at or prior to the Applicable Time, and the Pricing Prospectus, all considered together.

(ii)  Pursuant to the Exchange Act. The Company has filed with the Commission a Form 8-A (File Number [___________]) providing for the registration pursuant to Section 12(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Ordinary Shares. The registration of the Ordinary Shares under the Exchange Act has been declared effective by the Commission on or prior to the date hereof. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Ordinary Shares under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration.

(b)  Stock Exchange Listing. The Ordinary Shares have been approved for listing on The NASDAQ Capital Market (the “Exchange”), subject to official notice of issuance.

(c) No Stop Orders, etc. Neither the Commission nor, to the Company’s knowledge, any state regulatory authority has issued any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus or has instituted or, to the Company’s knowledge, threatened to institute, any proceedings with respect to such an order. The Company has complied with each request (if any) from the Commission for additional information.

(d)  Disclosures in Registration Statement.

(i)  Compliance with Securities Act and 10b-5 Representation.

(A) Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations. Each Preliminary Prospectus, including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations. Each Preliminary Prospectus delivered to the Representative for use in connection with this Offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(B) Neither the Registration Statement nor any amendment thereto, at its effective time, as of the Applicable Time, at the Closing Date or at any Option Closing Date (if any), contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriter by the Underwriter expressly for use in the Registration Statement, the Pricing Prospectus or the Prospectus or any amendment thereof or supplement thereto. The parties acknowledge and agree that such information provided by or on behalf of any Underwriter consists solely of the disclosure contained in the “Underwriting” section of the Prospectus (the “Underwriter’s Information”); and

(C) The Pricing Disclosure Package, as of the Applicable Time, at the Closing Date or at any Option Closing Date (if any), did not, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Limited Use Free Writing Prospectus does not conflict in any material respect with the information contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, and each such Issuer Limited Use Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to the Underwriter’s Information.

(D) Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Date or at any Option Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to the Underwriter’s Information.

(ii) Disclosure of Agreements. The agreements and documents described in the Registration Statement, the Pricing Disclosure Package and the Prospectus conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in material default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a material default thereunder, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus. To the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or business (each, a “Governmental Entity”), including, without limitation, those relating to environmental laws and regulations, that would reasonably be expected to constitute a Material Adverse Change.

(iii) Prior Securities Transactions. Since inception, no securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by or under common control with the Company, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Preliminary Prospectus.

(iv) Regulations. The disclosures in the Registration Statement, the Pricing Disclosure Package and the Prospectus concerning the effects of federal, state, local and all foreign laws, rules and regulations relating to the Company’s business as currently contemplated are correct in all material respects and no other such regulations are required to be disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus which are not so disclosed.

(e) Changes after Dates in Registration Statement.

(i)  No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except as otherwise specifically stated therein: (a) there has been no material adverse change in the financial position or results of operations of the Company, nor to the Company’s knowledge, any change or development that, singularly or in the aggregate, would involve a material adverse change, in or affecting the condition (financial or otherwise), results of operations, business, or assets of the Company (a “Material Adverse Change”); (b) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement; and (c) no officer or director of the Company has resigned from any position with the Company.

(ii)  Recent Securities Transactions, etc. Subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and except as may otherwise be indicated or contemplated herein or disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not: (a) issued any securities (other than (i) grants under any stock compensation plan and (ii) Ordinary Shares issued upon exercise or conversion of option, warrants or convertible securities described in the Registration Statement, the Pricing Disclosure Package and the Prospectus) or incurred any liability or obligation, direct or contingent, for borrowed money; or (b) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

(f) Independent Accountants. To the knowledge of the Company, Friedman LLP (the “Auditor”), whose report is filed with the Commission as part of the Registration Statement, the Pricing Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the Securities Act Regulations and the Public Company Accounting Oversight Board. Except as may otherwise be disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Auditor has not, during the periods covered by the financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

(g) Financial Statements, etc. The financial statements, including the notes thereto and supporting schedules included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, fairly present in all material respects the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved (provided that unaudited interim financial statements are subject to year-end audit adjustments that are not expected to be material in the aggregate and do not contain all footnotes required by GAAP); and the supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein. Except as included therein, no historical or pro forma financial statements are required to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus under the Securities Act or the Securities Act Regulations. The pro forma and pro forma as adjusted financial information and the related notes, if any, included in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been properly compiled and prepared in all material respects in accordance with the applicable requirements of the Securities Act and the Securities Act Regulations and present fairly in all material respects the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), if any, comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. Each of the Registration Statement, the Pricing Disclosure Package and the Prospectus discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (a) the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock, (c) there has not been any change in the capital stock of the Company (other than (i) grants under any stock compensation plan and (ii) Ordinary Shares issued upon exercise or conversion of option, warrants or convertible securities described in the Registration Statement, the Pricing Disclosure Package and the Prospectus), and (d) there has not been any Material Adverse Change in the Company’s long-term or short-term debt.

(h)  Authorized Capital; Options, etc. The Company had, at the date or dates indicated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the duly authorized, issued and outstanding capitalization as set forth therein. Based on the assumptions stated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set forth in, or contemplated by, the Registration Statement, the Pricing Disclosure Package and the Prospectus, on the Effective Date, as of the Applicable Time, on the Closing Date and any Option Closing Date, there are no stock options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued shares of Ordinary Share of the Company or any security convertible or exercisable into Ordinary Shares of the Company, or any contracts or commitments to issue or sell Ordinary Shares or any such options, warrants, rights or convertible securities.

(i) Valid Issuance of Securities, etc.

(i) Outstanding Securities. All issued and outstanding Ordinary Shares of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no contractual rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The authorized Ordinary Shares and other securities of the Company to be outstanding upon consummation of the Offering conform in all material respects to all statements relating thereto contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The offers and sales of the outstanding Ordinary Shares were at all relevant times either registered under the Securities Act and the applicable state securities or “blue sky” laws or, based in part on the representations and warranties of the purchasers of such shares, exempt from such registration requirements.

(ii) Securities Sold Pursuant to this Agreement. The Public Securities have been duly authorized for issuance and sale and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Public Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Public Securities has been duly and validly taken; the Ordinary Shares issuable upon exercise of the Underwriter’s Warrants (the “Underlying Ordinary Shares”) have been duly authorized and reserved for issuance by all necessary corporate action on the part of the Company and when paid for and issued in accordance with such Underwriter’s Warrants or exercised on a cashless basis as set forth in such Underwriter’s Warrants, as the case may be, such Underlying Ordinary Shares will be validly issued, fully paid and non-assessable; the Public Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(j) Registration Rights of Third Parties. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Securities Act or to include any such securities in a registration statement to be filed by the Company (except for any such rights that have been waived).

(k) Validity and Binding Effect of Agreements. This Agreement and the Underwriter’s Warrant have been duly and validly authorized by the Company, and, when executed and delivered and assuming due execution and delivery by the other parties thereto, will constitute, the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(l)  No Conflicts, etc. The execution, delivery and performance by the Company of this Agreement, the Underwriter’s Warrant and all ancillary documents, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a breach of, or conflict with any of the terms and provisions of, or constitute a material default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party; (ii) result in any violation of the provisions of the Company’s memorandum and articles of association (as the same may be amended or restated from time to time, the “Memorandum and Articles of Association”) ; or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Entity having jurisdiction over the Company as of the date hereof, except in the cases of clauses (i) and (iii) for such breaches, conflicts or violations which would not reasonably be expected to have a Material Adverse Change.

(m) Regulatory. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change: (i) the Company has not received notice from any Governmental Entity alleging or asserting noncompliance with any Applicable Laws (as defined in clause (ii) below) or Authorizations (as defined in clause (iii) below); (ii) the Company is and has been in material compliance with federal, state or foreign statutes, laws, ordinances, rules and regulations applicable to the Company (collectively, “Applicable Laws”); (iii) the Company possesses all material licenses, certificates, approvals, clearances, consents, authorizations, qualifications, registrations, permits, and supplements or amendments thereto required by any such Applicable Laws and/or to carry on its businesses as now conducted (“Authorizations”) and to the Company’s knowledge, such Authorizations are valid and in full force and effect and the Company is not in violation of any term of any such Authorizations; (iv) the Company has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Entity or third party alleging that any product, operation or activity is in violation of any Applicable Laws or Authorizations or has any knowledge that any such Governmental Entity or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding, nor, to the Company’s knowledge, has there been any material noncompliance with or violation of any Applicable Laws by the Company that could reasonably be expected to require the issuance of any such communication or result in an investigation, corrective action, or enforcement action by any Governmental Entity; and (v) the Company has not received notice that any Governmental Entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations or has any knowledge that any such Governmental Entity has threatened or is considering such action. Neither the Company nor, to the Company’s knowledge, any of its directors, officers, employees or agents has been convicted of any crime under any Applicable Laws.

(n) No Defaults; Violations. To the Company’s knowledge, no material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not, to its knowledge, (i) in violation of any term or provision of its Memorandum and Articles of Association, or (ii) in violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any Governmental Entity applicable to the Company, except for such defaults or violations the consequences of which would not reasonably be expected to result in a Material Adverse Change.

(o) Corporate Power; Licenses; Consents.

(i) Conduct of Business. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where such failure would not reasonably be expected to result in a Material Adverse Change.

(ii) Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery of the Public Securities and the consummation of the transactions and agreements contemplated by this Agreement, and the Underwriter’s Warrant and as contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, except with respect to applicable federal and state securities laws and the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(p) D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors, officers and 10% shareholders immediately prior to the Offering (the “Insiders”) as supplemented by all information concerning the Company’s directors, officers and principal shareholders as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, provided to the Underwriter, is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires to become materially inaccurate and incorrect.

(q) Litigation; Governmental Proceedings. There is no material action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company or, to the Company’s knowledge, any executive officer or director which has not been disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus which is required to be disclosed, in each case which individually or in the aggregate, is reasonably expected to result in a Material Adverse Change.

(r) Good Standing. The Company has been duly organized and is validly existing as a company with limited liability and is in good standing under the laws of the Cayman Islands as of the date hereof, and is duly qualified to do business and is in good standing in each other jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify, singularly or in the aggregate, would not have or reasonably be expected to result in a Material Adverse Change.

(s) Insurance. The Company will carry insurance in such amounts and covering such risks which the Company believes are reasonably adequate and as is customary for companies engaged in similar businesses in similar industries. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary or appropriate to continue its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Change.

(t) Transactions Affecting Disclosure to FINRA.

(i) Finder’s Fees. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any Insider with respect to the sale of the Public Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its shareholders that may affect the Underwriters’ compensation, as determined by FINRA.

(ii) Payments Within 180 Days. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member; or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the 180-day period immediately preceding the original filing date of the Registration Statement, other than the payment to the Underwriters as provided hereunder in connection with the Offering.

(iii) Use of Proceeds. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

(iv) FINRA Affiliation. To the Company’s knowledge, there is no (i) officer or director of the Company, (ii) beneficial owner of 10% or more of any class of the Company’s securities or (iii) beneficial owner of the Company’s unregistered equity securities which were acquired during the 180-day period immediately preceding the original filing of the Registration Statement that, in each case, is an affiliate or associated person of a FINRA member participating in the Offering (as determined in accordance with the rules and regulations of FINRA).

(v) Information. All information provided by the Company in its FINRA Questionnaire to Underwriter Counsel specifically for use by Underwriter Counsel in connection with its Public Offering System filings (and related disclosure) with FINRA is true, correct and complete in all material respects.

(u) Foreign Corrupt Practices Act. Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any other person acting on behalf of the Company, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a Material Adverse Change or (iii) if not continued in the future, might adversely affect the assets, business, or operations of the Company. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

(v) Compliance with OFAC. Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any other person acting on behalf of the Company, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), and the Company will not, directly or indirectly, use the proceeds of the Offering hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(w) Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(x) Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to the Underwriters or to Underwriter Counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

(y) Lock-Up Agreements. Schedule 2 hereto contains a complete and accurate list of the Company’s officers, directors and shareholders (collectively, the “Lock-Up Parties”). The Company has caused each of the Lock-Up Parties to deliver to the Representative an executed Lock-Up Agreement, in the form attached hereto as Exhibit B (the “Lock-Up Agreement”), prior to the execution of this Agreement.

(z) Subsidiaries. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has no other direct or indirect subsidiaries or variable interest entities and does not hold any equity interests in any other entity.

(aa) Related Party Transactions. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no business relationships or related party transactions involving the Company or any other person required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus that have not been disclosed as required.

(bb) Board of Directors. The Board of Directors of the Company is comprised of the persons set forth under the heading of the Pricing Prospectus and the Prospectus captioned “Management.” The qualifications of the persons serving as board members and the overall composition of the board comply with the Exchange Act, the rules and regulations promulgated under the Exchange Act (the “Exchange Act Regulations”), the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder (the “Sarbanes-Oxley Act”) applicable to the Company and the listing rules of the Exchange. At least one member of the Audit Committee of the Board of Directors of the Company qualifies as an “audit committee financial expert,” as such term is defined under Regulation S-K and the listing rules of the Exchange. In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent,” as defined under the listing rules of the Exchange.

(cc) Sarbanes-Oxley Compliance.

(i) Disclosure Controls. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has developed and currently maintains disclosure controls and procedures that will comply with Rule 13a-15 or 15d-15 under the Exchange Act Regulations applicable to it, and such controls and procedures are effective to ensure that all material information concerning the Company will be made known on a timely basis to the individuals responsible for the preparation of the Company’s Exchange Act filings and other public disclosure documents.

(ii) Compliance. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company is, or at the Applicable Time and on the Closing Date will be, in material compliance with the provisions of the Sarbanes-Oxley Act applicable to it, and has implemented or will implement such programs and taken reasonable steps to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefor) with all of the material provisions of the Sarbanes-Oxley Act.

(dd) Accounting Controls. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company maintains systems of “internal control over financial reporting” (as defined under Rules 13a-15 and 15d-15 under the Exchange Act Regulations) that comply in all material respects with the requirements of the Exchange Act and have been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company is not aware of any material weaknesses in its internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses, if any, in the design or operation of internal controls over financial reporting which are known to the Company’s management and that have adversely affected or are reasonably likely to adversely affect the Company’ ability to record, process, summarize and report financial information; and (ii) any fraud, if any, known to the Company’s management, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(ee) No Investment Company Status. The Company is not and, after giving effect to the Offering and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be, required to register as an “investment company,” as defined in the Investment Company Act of 1940, as amended.

(ff) No Labor Disputes. No labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent.

(gg) Intellectual Property Rights. To the Company’s knowledge, the Company has, or can acquire on reasonable terms, ownership of and/or license to, or otherwise has the right to use, all inventions, know-how (including trade secrets and other proprietary or confidential information, systems or procedures), patents and patent rights trademarks, service marks and trade names, copyrights, (collectively “Intellectual Property”) material to carrying on its businesses as described in the Pricing Prospectus. The Company has not received any correspondence relating to any Intellectual Property, including notice of: (A) infringement or misappropriation of, or conflict with, any Intellectual Property of a third party; (B) asserted rights of others with respect to any Intellectual Property of the Company; or (C) assertions that any Intellectual Property of the Company is invalid or otherwise inadequate to protect the interest of the Company, that in each case (if the subject of any unfavorable decision, ruling or finding), individually or in the aggregate, would have or would reasonably be expected to have a Material Adverse Change. To the Company’s knowledge, there are no third parties who have been able to establish any material rights to any Intellectual Property, except for the retained rights of the owners or licensors of any Intellectual Property that is licensed to the Company. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others: (A) challenging the validity, enforceability or scope of any Intellectual Property of the Company or (B) challenging the Company’s rights in or to any Intellectual Property or (C) that the Company materially infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property or other proprietary rights of others.

(hh) Taxes. The Company has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company, except for such exceptions as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Change. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. Except as disclosed in writing to the Underwriters, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company. The term “taxes” mean all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements and other documents required to be filed in respect to taxes.

(ii) Absence of Labor Dispute; Compliance with Labor Law. No material labor dispute with the employees or third-party contractors of the Company or any of its Controlled Entities exists, or, to the best knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of the principal suppliers, service providers or business partners of the Company and its Controlled Entities that could result in a Material Adverse Change. The Company and its Controlled Entities are and have been in all times in compliance with applicable labor laws and regulations in all material respects, and no governmental investigation or proceedings with respect to labor law compliance exists, or, to the best knowledge of the Company, is imminent.

(jj) [INTENTIONALLY OMITTED]

(kk) Industry Data. The statistical and market-related data included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(ll) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(mm) Export and Import Laws. The Company, and, to the Company’s knowledge, each of its affiliates, and any director, officer, agent or employee of, or other person associated with or acting on behalf of the Company, has acted at all times in compliance with applicable Export and Import Laws (as defined below) and there are no claims, complaints, charges, investigations or proceedings pending or expected or, to the knowledge of the Company, threatened between the Company or any of its Subsidiaries and any governmental authority under any Export or Import Laws. The term “Export and Import Laws” means the Arms Export Control Act, the International Traffic in Arms Regulations, the Export Administration Act of 1979, as amended, the Export Administration Regulations, and all other laws and regulations of the United States government regulating the provision of services to non-U.S. parties or the export and import of articles or information from and to the United States of America, and all similar laws and regulations of any foreign government regulating the provision of services to parties not of the foreign country or the export and import of articles and information from and to the foreign country to parties not of the foreign country.

(nn) Integration. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Offering to be integrated with prior offerings by the Company for purposes of the Securities Act that would require the registration of any such securities under the Securities Act.

(oo) Confidentiality and Non-Competition. To the Company’s knowledge, no director, officer, key employee or consultant of the Company is subject to any confidentiality, non-disclosure, non-competition agreement or non-solicitation agreement with any employer or prior employer that could reasonably be expected to materially affect his ability to be and act in his respective capacity with the Company or be expected to result in a Material Adverse Change.

(qq) [INTENTIONALLY OMITTED].

(rr) Compliance. (i) At the earliest time after the filing of the Registration Statement that the Company made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) and (ii) at the date of this Agreement, neither the Company nor any subsidiary of the Company in the preceding three years has: (w) been convicted of a felony or misdemeanor or has been made the subject of a judicial or administrative decree or order as described in Rule 405, (x) been the subject of a bankruptcy petition or insolvency or similar proceeding, (y) had a registration statement be the subject of a proceeding under Section 8 of the Securities Act, or (z) been, and is not currently, the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities, all as described in Rule 405.

(ss) Controlled Entities. The principal subsidiaries listed on Exhibit 21.1 of the Registration Statement shall be referred to hereinafter each as a “Controlled Entity” and collectively as “Controlled Entities.” To the Company’s knowledge, each Controlled Entity has been duly organized and is validly existing under the laws of the jurisdiction of its organization (to the extent such concept exists in such jurisdiction), with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and, to the extent applicable, each Controlled Entity is duly qualified to do business as a foreign corporation in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not be reasonably likely to result in any Material Adverse Change; the constitutive documents of each Controlled Entity comply with the requirements of applicable laws of the jurisdiction of its organization and are in full force and effect. Except as may not be required by applicable law, all of the issued and outstanding share capital of each Controlled Entity has been duly authorized and validly issued and is fully paid (to the extent such concept exists or is applicable in such jurisdiction), and such share capital is owned, directly or indirectly, by the Company as set forth in the Registration Statement, the Pricing Disclosure Package and Prospectus, free from liens, encumbrances and claims, except to the extent that such liens, encumbrances or claims would not result in a Material Adverse Change. Except as disclosed in the Registration Statement, the Pricing Disclosure and the Prospectus, (i) no Controlled Entities is currently prohibited, directly or indirectly, from paying any dividends to the Company (or the Company’s subsidiary that holds the outstanding equity interest of such Controlled Entity); and (ii) no Controlled Entity is prohibited, directly or indirectly, from making any other distribution on such Controlled Entity’s equity capital, from repaying to the Company any loans or advances to such Controlled Entity from the Company or any of the Company’s subsidiaries. To the Company’s knowledge, none of the Controlled Entities or any of their properties, assets or revenues are entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from attachment prior to or in aid of execution of judgment, or from any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment.

(tt) [INTENTIONALLY OMITTED]

(uu) Recording. It is not necessary that this Agreement, the Registration Statement, the Pricing Disclosure Package, the Prospectus or any other document be filed or recorded with any governmental agency, court or other authority in the PRC.

(vv) No Underwriter Stamp or Transfer Tax. No transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in the Cayman Islands or the PRC by or on behalf of the Underwriters to any PRC or Cayman Islands taxing authority in connection with (i) the issuance, sale and delivery of the Securities by the Company, and the delivery of the Securities to or for the account of the Underwriters, (ii) the purchase from the Company and the initial sale and delivery by the Underwriters of the Securities to purchasers thereof, or (iii) the execution and delivery of this Agreement.

(ww) SAFE Rules and Regulations. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, each of the Company and the Controlled Entities has complied, and complies, in all material respects, with the applicable rules and regulations of the State Administration of Foreign Exchange of the PRC (the “PRC SAFE Rules and Regulations”). With respect to the shareholding of each direct shareholder that is, to the Company’s knowledge, a PRC resident or PRC citizen, each of the Company and the Controlled Entities has taken all reasonable steps to procure any registration and other procedures required under applicable SAFE Rules and Regulations.

(xx) Compliance with PRC Overseas Investment and Listing Regulations. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, each of the Company and the Controlled Entities has complied, and has used commercially reasonable efforts to request compliance by each of its shareholders, directors and officers that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including the Ministry of Commerce, the National Development and Reform Commission, the China Securities Regulatory Commission (the “CSRC”) and the State Administration of Foreign Exchange (the “SAFE”) relating to overseas investment by PRC residents and citizens (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each such person that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including any applicable rules and regulations of SAFE).

(yy) M&A Rules. The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors and any official clarifications, guidance, interpretations or implementation rules in connection with or related thereto (the “PRC Mergers and Acquisitions Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the CSRC and SAFE on August 8, 2006 and amended on June 22, 2009, including the provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. The Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel, and the Company understands such legal advice. In addition, the Company has communicated such legal advice in full to each of its directors that signed the Registration Statement and each such director has confirmed that he or she understands such legal advice. Except as described in the Prospectus, the issuance and sale of the Ordinary Shares, the listing and trading of the Ordinary Shares on The NASDAQ Capital Market and the consummation of the transactions contemplated by this Agreement (i) are not and will not be, as of the date hereof or at the Closing Date or an Option Closing Date, as the case may be, adversely affected by the PRC Mergers and Acquisitions Rules and (ii) do not require the prior approval of the CSRC.

(zz) Certificates. Any certificate signed by or on behalf of the Company and delivered to the Underwriters or to Underwriter Counsel pursuant to this Agreement shall be deemed to be a representation and warranty of the Company, as if set forth herein, to each Underwriter listed on Schedule 1 hereto as to the matters covered thereby.

3. Covenants of the Company. The Company covenants and agrees as follows:

(a) Amendments to Registration Statement. The Company shall deliver to the Representative, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and not file any such amendment or supplement to which the Representative shall reasonably object in writing; provided however, that this Section 3(a) shall not be applicable with respect to any supplements to the Registration Statement filed solely for the purpose of supplementing the Registration Statement or Prospectus with a report filed with the Commission by the Company pursuant to the Exchange Act.

(b) Federal Securities Laws.

(i) Compliance. The Company, subject to Section 3 (b)(ii), shall comply with the requirements of Rule 430A of the Securities Act Regulations, and will notify the Representative promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed; (ii) of the receipt of any comments from the Commission; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction, or of the initiation or, to the Company’s knowledge, threatening, of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the Securities Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the Offering of the Public Securities. The Company shall effect all filings required under Rule 424(b) of the Securities Act Regulations, in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and shall take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company shall use its commercially reasonable efforts to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(ii) Continued Compliance. The Company shall comply with the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations so as to permit the completion of the distribution of the Public Securities as contemplated in this Agreement and in the Registration Statement, the Pricing Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Public Securities is (or, but for the exception afforded by Rule 172 of the Securities Act Regulations (“Rule 172”), would be) required by the Securities Act to be delivered in connection with sales of the Public Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) amend or supplement the Pricing Disclosure Package or the Prospectus in order that the Pricing Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the Pricing Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the Securities Act or the Securities Act Regulations, the Company will promptly (A) give the Representative notice of such event; (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Pricing Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representative with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representative or Underwriter Counsel shall reasonably object in writing. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representative notice of any filings made pursuant to the Exchange Act or the Exchange Act Regulations within 48 hours prior to the Applicable Time. The Company shall give the Representative notice of its intention to make any such filing from the Applicable Time until the later of the Closing Date and the exercise in full or expiration of the Over-allotment Option specified in Section 1(a)(iii) hereof and will furnish the Representative with copies of the related document(s) a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative or Underwriter Counsel shall reasonably object in writing.

(c) Delivery to the Underwriters of Registration Statements. Upon request, the Company shall deliver or make available to the Underwriters and the Underwriter Counsel, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery to the Underwriters of Prospectuses. The Company will deliver or make available to the Underwriters, without charge, as many copies of each Preliminary Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to the Underwriters, without charge, during the period when a prospectus relating to the Public Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Listing. The Company shall use its commercially reasonable efforts to maintain the listing of the Ordinary Shares on the Exchange for two years after the date of this Agreement.

(f) Reports to the Underwriters; Transfer Agent.

(i) Periodic Reports, etc. For a period of one (1) year after the date of this Agreement, at the Underwriter’s request, the Company shall furnish or make available to the Underwriter copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities and also promptly furnish or make available to the Underwriter: (i) a copy of each periodic report the Company shall be required to file with the Commission under the Exchange Act and the Exchange Act Regulations; (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company and filed or furnished on a Current Report on Form 6-K; (iii) a copy of each Current Report on Form 6-K prepared and filed by the Company; and (iv) five copies of each registration statement filed by the Company under the Securities Act. Documents filed with the Commission pursuant to its EDGAR system or otherwise filed with the Commission or made publicly available shall be deemed to have been delivered to the Underwriter pursuant to this Section 3(f)(i).

(ii) Transfer Agent. The Company shall maintain a transfer agent and registrar for the Ordinary Shares.

(g) Payment of Expenses.

(i) General Expenses Related to the Offering. The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date, if any, to the extent not paid at the Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (a) all filing fees and communication expenses relating to the registration of the Public Securities to be sold in the Offering with the Commission; (b) all actual Public Offering Filing System filing fees associated with the review of the Offering by FINRA; (c) all fees and expenses relating to the listing of the Ordinary Shares on the Exchange; (d) all fees, expenses and disbursements, if any, relating to the registration or qualification of the Public Securities under the “blue sky” securities laws of such states and other jurisdictions as the Representative may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of “blue sky” counsel); (e) all actual fees, expenses and disbursements relating to the registration, qualification or exemption of the Public Securities under the securities laws of such foreign jurisdictions as the Representative may reasonably designate; (f) the costs of all mailing and printing of the Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Representative may reasonably deem necessary; (g) the costs of preparing, printing and delivering certificates representing the Public Securities; (h) fees and expenses of the transfer agent for the Ordinary Shares; (i) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Underwriters; (j) the fees and expenses of the Company’s Auditor; (k) the fees and expenses of the Company’s legal counsel and other agents and Underwriters; and (l) the due diligence fees and expenses of the Representative (including, without limitation, domestic and foreign legal counsel, background checks, travel expenses and other diligence expenses) not to exceed a total of $150,000 in the aggregate (less amounts previously advanced, provided that any portion of the advance not utilized shall be returned). The Representative may deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or any Option Closing Date, if any, the expenses set forth herein (as limited by this Section 3(g)(i)) to be paid by the Company to the Representative, provided, however, that in the event that the Offering is terminated, the Company agrees to reimburse the Underwriter pursuant to Section 8(c) hereof. The Representative acknowledges receipt of $100,000 (“Advance”) prior to the date hereof. Notwithstanding the foregoing, the Advance received by the Representative will be reimbursed to the Company to the extent that the expenses were not actually incurred in compliance with FINRA Rule 5110 (g)(4)(a).

(ii) Non-accountable Expenses. The Company further agrees that, in addition to the expenses payable pursuant to Section 3(g)(i), on the Closing Date it shall pay to the Representative, by deduction from the net proceeds of the Offering contemplated herein, a non-accountable expense allowance equal to one percent (1.00%) of the gross proceeds received by the Company from the sale of the Firm Shares and Option Shares, if any.

(h) Application of Net Proceeds. The Company shall apply the net proceeds from the Offering received by it in a manner consistent with the application thereof described under the caption “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(i) Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, Rule 158(a) under Section 11(a) of the Securities Act.

(j) Stabilization. Neither the Company nor, to its knowledge, any of its employees, directors or shareholders (without the consent of the Underwriter) has taken or shall take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under Regulation M of the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Public Securities.

(k) Internal Controls. The Company shall maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(l) Accountants. The Company shall retain an independent registered public accounting firm reasonably acceptable to the Representative, and the Company shall continue to retain an independent registered public accounting firm for a period of at least two (2) years after the date of this Agreement. The Representative acknowledges that the Auditor is acceptable to the Underwriters.

(m) FINRA. For a period of 90 days from the later of the Closing Date or the Option Closing Date, the Company shall advise the Representative (who shall make an appropriate filing with FINRA) if it is or becomes aware that (i) any officer or director of the Company, (ii) any beneficial owner of 5% or more of any class of the Company’s securities or (iii) any beneficial owner of the Company’s unregistered equity securities which were acquired during the 180 days immediately preceding the original filing of the Registration Statement is or becomes an affiliate or associated person of a FINRA member participating in the Offering (as determined in accordance with the rules and regulations of FINRA).

(n) No Fiduciary Duties. The Company acknowledges and agrees that the Underwriters’ responsibility to the Company is solely contractual in nature and that none of the Underwriters or their affiliates or any selling agent shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement.

(o) Company Lock-Up Agreement. The Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of the Underwriters, it will not, for a period of at least one hundred and eighty (180) days after the Effective Date (the “Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or cause to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company (other than pursuant to a registration statement on Form S-8 for employee benefit plans); or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise. The restrictions contained in this section shall not apply to (i) the Public Securities to be sold hereunder; (ii) the issuance by the Company of Ordinary Shares upon the exercise of an outstanding stock option or warrant or the conversion of a security outstanding on the date hereof and disclosed in the Registration Statement and the Pricing Disclosure Package, (iii) the grant by the Company of stock options or other stock-based awards, or the issuance of shares of capital stock of the Company under any equity compensation plan of the Company disclosed in the Pricing Prospectus, or (iv) the issuance of securities in connection with mergers, acquisitions, joint ventures, licensing arrangements or any other similar non-capital raising transactions.

(p) Blue Sky Qualifications. The Company shall use its commercially reasonable efforts, in cooperation with the Underwriters, if necessary, to qualify the Public Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriter may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Public Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(q) Reporting Requirements. The Company, during the period when a prospectus relating to the Public Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and Exchange Act Regulations. Additionally, the Company shall report the use of proceeds from the issuance of the Public Securities as may be required under Rule 463 under the Securities Act Regulations.

(r) Subsequent Transactions. In the event that at any time prior to the second (2nd) anniversary of the Closing Date or Option Closing Date, if applicable, the Company, or any of its affiliates, shall enter into any transaction (including, without limitation, any merger, consolidation, acquisition, financing, joint venture or other arrangement) with any party directly introduced to the Company by the Representative during the Engagement Period, directly or indirectly, during such period, the Representative will be paid a transaction fee, payable at the closing therefore, equal to a percentage of the consideration or value received by the Company and/or its shareholders as follows:

(i) 5% of the first $1,000,000;

(ii) 4% of the next $1,000,000;

(iii) 3% of the next $1,000,000;

(iv) 2% of the next $1,000,000;

(v) 1% of all amounts in excess of $4,000,000.

4. Conditions of Underwriters’ Obligations. The obligations of each of the Underwriter to purchase and pay for the Securities, as provided herein, shall be subject to (i) the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and the Option Closing Date, if any; (ii) the accuracy of the statements of officers of the Company made pursuant to the provisions hereof; (iii) the performance by the Company of its obligations hereunder; and (iv) the following conditions:

(a) Regulatory Matters.

(i) Effectiveness of Registration Statement; Rule 430A Information. The Registration Statement has become effective not later than 5:00 p.m., Eastern time, on the date of this Agreement or such later date and time as shall be consented to in writing by the Representative, and, at each of the Closing Date and any Option Closing Date, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto shall have been issued under the Securities Act, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus shall have been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated by the Commission. The Company has complied with each request (if any) from the Commission for additional information. The Prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) (without reliance on Rule 424(b)(8)) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A.

(ii) FINRA Clearance. On or before the date of this Agreement, the Representative shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

(iii) Exchange Clearance. On the Closing Date, the Firm Shares shall have been approved for listing on the Exchange, subject only to official notice of issuance. On each Option Closing Date (if any), the Option Shares shall have been approved for listing on the Exchange, subject only to official notice of issuance.

(b) Company Counsel Matters.

(i) Closing Date Opinion of U.S. Counsel. On the Closing Date and on each Option Closing Date (if any), the Representative shall have received (i) the favorable opinion of Hunter Taubman Fischer & Li LLC, New York, U.S. counsel to the Company, dated the Closing Date or Option Closing Date, as applicable, and addressed to the Underwriters, and (ii) a written statement providing certain “10b-5” negative assurances, addressed to the Underwriters and dated the Closing Date and any Option Closing Date (if such date is other than the Closing Date), each in a form reasonably satisfactory to the Representative and Underwriter Counsel.

(ii) Closing Date Opinion of PRC Counsel for the Company. On the Closing Date and on each Option Closing Date (if any), the Representative shall have received the opinion of Grandall Law Office, PRC counsel for the Company, dated the Closing Date or Option Closing Date, as applicable, addressed to the Underwriters, substantially in form and substance reasonably satisfactory to the Representative.

(iii) Closing Date Opinion of Cayman Islands Counsel for the Company. On the Closing Date and on each Option Closing Date (if any), the Representative shall have received the opinion of Ogier, Cayman Islands counsel for the Company, dated the Closing Date or Option Closing Date, as applicable, addressed to the Underwriters, substantially in form and substance reasonably satisfactory to the Representative.

(c) Comfort Letters.

(i) Comfort Letter. At the time this Agreement is executed, the Representative shall have received a cold comfort letter from the Auditor containing statements and information of the type customarily included in accountants’ comfort letters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus, addressed to the Underwriters and in form and substance reasonably satisfactory to the Representative and to the Auditor, dated as of the date of this Agreement.

(ii) Bring-down Comfort Letter. At the Closing Date and on each Option Closing Date (if any), the Representative shall have received from the Auditor, a letter, dated as of the Closing Date or Option Closing Date, as applicable, to the effect that such Auditor reaffirms the statements made in the letter furnished pursuant to Section 4(c)(i), except that the specified date referred to shall be a date not more than three (3) business days prior to the Closing Date or Option Closing Date, as applicable.

(d)  Officers’ Certificates.

(i) Officers’ Certificate. The Company shall have furnished to the Representative a certificate, dated the Closing Date or Option Closing Date, as applicable, of its President and Chief Executive Officer, and its Chief Financial Officer stating on behalf of the Company and not in an individual capacity that (i) such officers have carefully examined the Registration Statement, the Pricing Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus and, in their opinion, the Registration Statement and each amendment thereto, as supplemented or amended by information in an Issuer Free Writing Prospectus or a Prospectus, as of the Applicable Time and as of the Closing Date or Option Closing Date, as applicable, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Pricing Disclosure Package, as of the Applicable Time and as of the Closing Date or Option Closing Date, as applicable, any Issuer Free Writing Prospectus as of its date and as of the Closing Date or Option Closing Date, as applicable, the Prospectus and each amendment or supplement thereto, as of the respective date thereof and as of the Closing Date or Option Closing Date, as applicable, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, (ii) since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the Pricing Disclosure Package or the Prospectus, (iii) to their knowledge after reasonable investigation, as of the Closing Date or Option Closing Date, as applicable, the representations and warranties of the Company in this Agreement are true and correct in all material respects (except for those representations and warranties qualified as to materiality, which shall be true and correct in all respects and except for those representations and warranties which refer to facts existing at a specific date, which shall be true and correct as of such date) and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and any Option Closing Date (if such date is other than the Closing Date), and (iv) there has not been, subsequent to the date of the most recent audited financial statements included in the Pricing Disclosure Package, any Material Adverse Change in the financial position or results of operations of the Company, or any change or development that, singularly or in the aggregate, would involve a Material Adverse Change, in or affecting the condition (financial or otherwise), results of operations, business, or assets of the Company, except as set forth in the Prospectus.

(ii) Secretary’s Certificate. At each of the Closing Date and any Option Closing Date, the Representative shall have received a certificate of the Company signed by the Secretary of the Company, dated the Closing Date and Option Closing Date (if such date is other than the Closing Date), certifying: (i) that the Amended and Restated Memorandum and Articles of Association is true and complete, has not been modified and is in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the Offering are in full force and effect and have not been modified; (iii) the good standing of the Company; and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

(e) No Material Changes. Prior to and on each of the Closing Date and each Option Closing Date: (i) there shall have been no Material Adverse Change or development involving a prospective Material Adverse Change in the condition or the business activities, financial or otherwise, of the Company or any subsidiary of the Company from the latest dates as of which such condition is set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (ii) no action, suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Insider before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding would reasonably be expected to result in a Material Adverse Change, except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (iii) no stop order shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or threatened by the Commission; and (iv) the Registration Statement, the Pricing Disclosure Package and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Securities Act and the Securities Act Regulations and shall conform in all material respects to the requirements of the Securities Act and the Securities Act Regulations, and neither the Registration Statement, the Pricing Disclosure Package nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f) Lock-Up Agreements. On or before the date of this Agreement, the Company shall have delivered to the Underwriters executed copies of the Lock-Up Agreements from each of the persons listed in Schedule 2 hereto.

(g) Additional Documents. At the Closing Date, Underwriter Counsel shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling Underwriter Counsel to deliver an opinion to the Underwriters, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Public Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and Underwriter Counsel.

5. Indemnification.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each of the Underwriter, its affiliates and each person controlling such Underwriter (within the meaning of Section 15 of the Securities Act), and the directors, officers, agents and employees of the Underwriter, its affiliates and each such controlling person (the Underwriters, and each such entity or person hereafter is referred to as an “Underwriter Indemnified Person”) from and against any losses, claims, damages, judgments, assessments, costs and other liabilities (collectively, the “Liabilities”), and shall reimburse each Underwriter Indemnified Person for all fees and expenses (including the reasonable fees and expenses of counsel for the Underwriter Indemnified Persons, except as otherwise expressly provided in this Agreement) (collectively, the “Expenses”) as they are incurred in connection with such Indemnified Person’s enforcement of his, her or its rights under this Agreement, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement, the Pricing Disclosure Package, the Preliminary Prospectus, the Prospectus or in any Issuer Free Writing Prospectus (as from time to time each may be amended and supplemented); (ii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); or (iii) any application or other document or written communication (in this Section 5, collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Public Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, the Exchange or any other national securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement, or omission made in reliance upon and in conformity with the Underwriter’s Information.

(b) Procedure. Upon receipt by an indemnified person under this section 5 (an “Indemnified Person”) of actual notice of an action against such Indemnified Person with respect to which indemnity may reasonably be expected to be sought under this Agreement, such Indemnified Person shall promptly notify the Company or the Representative, as applicable (the “Indemnifying Party”), in writing; provided that failure by any Indemnified Person so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability which the Indemnifying Party may have on account of this Section 5 or otherwise to such Indemnified Person, except to the extent the Indemnifying Party is materially prejudiced as a proximate result of such failure. An Indemnified Person shall have the right to require that the Indemnifying Party assume the defense of any such action (including the employment of counsel designated by the Indemnifying Party and reasonably satisfactory to the Indemnified Person). Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Indemnifying Party has failed promptly to assume the defense and employ counsel reasonably satisfactory to the Indemnified Persons or (ii) such Indemnified Person shall have been advised that in the opinion of counsel that there is an actual or potential conflict of interest that prevents (or makes it imprudent for) the counsel engaged by the Indemnifying Party for the purpose of representing the Indemnified Person, to represent both such Indemnified Person and any other person represented or proposed to be represented by such counsel. The Indemnifying Party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing all Indemnified Persons who are parties to such action), which counsel (together with any local counsel) for the Indemnified Persons shall be selected by the Indemnified Person, subject to the Indemnifying Party’s approval (which shall not be unreasonably withheld). The Indemnifying Party shall not be liable for any settlement of any action effected without its written consent (which shall not be unreasonably withheld). In addition, the Indemnifying party shall not, without the prior written consent of each Indemnified Person, settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action in respect of which advancement, reimbursement, indemnification or contribution may be sought hereunder (whether or not such Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination (i) includes an unconditional release of that Indemnified Person, from all Liabilities arising out of such action for which indemnification or contribution may be sought hereunder and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Person. The advancement, reimbursement, indemnification and contribution obligations of the Indemnifying Party required hereby shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as every Liability and Expense is incurred and is due and payable, and in such amounts as fully satisfy each and every Liability and Expense as it is incurred (and in no event later than 30 days following the date of any invoice therefore).

(c) Indemnification of the Company. Each of the Underwriters agrees to indemnify and hold harmless the Company, its affiliates, directors, officers, employees, and each person, if any, who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (“Company Indemnified Person”) against any and all Liabilities, and shall reimburse each Company Indemnified Person for all Expenses as they are incurred in connection with such Company Indemnified Person’s enforcement of his, her or its rights under this Agreement, arising out of or based upon (i) any untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with the Underwriter’s Information, (ii) the omission to state in the Registration Statement or the Prospectus, or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission was made in reliance upon and in conformity with the Underwriter’s Information, or (iii) any payment of compensation or other fees owed to one of more selected dealers pursuant to any selected dealer agreements, and shall reimburse the Company for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred. Notwithstanding the provisions of this Section 5(c), each of the Underwriters shall not be required to indemnify the Company for any amount in excess of the underwriting discounts applicable to the Securities purchased by the Underwriter.

(d) Contribution. If the indemnification provided for in this Section 5 shall for any reason be unavailable to or insufficient to hold harmless an Indemnified Person under Section 5(a) or 5(c) in respect of any Liabilities and Expenses referred to therein, then each Indemnifying Party shall, in lieu of indemnifying such Indemnified Person, contribute to the amount paid or payable by such Indemnified Person as a result of such Liabilities and Expenses, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, from the Offering, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriter, on the other hand, in connection with the matters as to which such Liabilities or Expenses relate, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, with respect to such Offering shall be deemed to be in the same proportion as the total proceeds from the Offering purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts actually received by the Underwriter in connection with the Offering, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriter, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company through the Underwriter by or on behalf of any Underwriter for use in any Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriter’s Information. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriter were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). Notwithstanding the above, no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from a party who was not guilty of fraudulent misrepresentation.

(e) Limitation. Each Indemnifying Party also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the other Indemnifying Party for or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated thereby or any Indemnified Person’s actions or inactions in connection with any such advice, services or transactions, except to the extent that a court of competent jurisdiction has made a finding that Liabilities (and related Expenses) of the Indemnifying Party have resulted primarily from such Indemnified Person’s gross negligence or willful misconduct in connection with any such advice, actions, inactions or services.

(f) Survival & Third-Party Beneficiaries. The advancement, reimbursement, indemnity and contribution obligations set forth in this Section 5 shall remain in full force and effect regardless of any termination of, or the completion of any Indemnified Person’s services under or in connection with, this Agreement. Each Indemnified Person is an intended third-party beneficiary of this Section 5, and has the right to enforce the provisions of Section 5 as if he/she/it was a party to this Agreement.

6. Default by an Underwriter.

(a) Default Not Exceeding 10% of Securities. If any underwriter or underwriters shall default in its or their obligations to purchase the Firm Shares or the Option Shares, if the over-allotment is exercised, and if the number of the Firm Shares or Option Shares with respect to which such default relates does not exceed in the aggregate 10% of the number of Firm Shares or Option Shares that all underwriters have agreed to purchase hereunder, then such Firm Shares or Option Shares to which the default relates shall be purchased by the non-defaulting underwriter or underwriters in proportion to its or their respective commitments hereunder.

(b) Default Exceeding 10% of Securities. In the event that the default addressed in Section 6(a) relates to more than 10% of the Firm Shares or Option Shares, the Underwriter may in its discretion arrange for itself or for another party or parties to purchase such Firm Shares or Option Shares to which such default relates on the terms contained herein. If, within one (1) Business Day after such default relating to more than 10% of the Firm Shares or Option Shares, the Underwriter does not arrange for the purchase of such Firm Shares or Option Shares, then the Company shall be entitled to a further period of one (1) Business Day within which to procure another party or parties satisfactory to the Underwriter to purchase said Firm Shares on such terms. In the event that neither the Underwriter nor the Company arrange for the purchase of the Firm Shares to which a default relates as provided in this Section 6, this Agreement will be terminated by the Underwriter or the Company without liability on the part of the Company (except as provided in Sections 3(g) and 5 hereof) or the Underwriter (except as provided in Section 5 hereof); provided, however, that if such default occurs with respect to the Option Shares, this Agreement will not terminate as to the Firm Shares; and provided, further, that nothing herein shall relieve a defaulting underwriter of its liability, if any, to the other underwriters and to the Company for damages occasioned by its default hereunder.

(c) Postponement of Closing Date. In the event that the Firm or Option Shares to which the default relates are to be purchased by the non-defaulting underwriter, or are to be purchased by another party or parties as aforesaid, the Representative or the Company shall have the right to postpone the Closing Date or Option Closing Date for a reasonable period, but not in any event exceeding five (5) Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Pricing Disclosure Package or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement, the Pricing Disclosure Package or the Prospectus that in the opinion of Underwriter Counsel may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such Securities.

7. Additional Covenants.

(a) Prohibition on Press Releases and Public Announcements. The Company shall not issue press releases or engage in any other publicity, without the Representative’s prior written consent (such consent not to be unreasonably withheld), for a period ending at 5:00 p.m., Eastern time, on the first (1st) Business Day following the forty-fifth (45th) day after the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business.

8. Effective Date of this Agreement and Termination Thereof.

(a) Effective Date. This Agreement shall become effective when both the Company and the Representative have executed the same and delivered counterparts of such signatures to the other party.

(b)   Termination. The Representative shall have the right to terminate this Agreement in writing at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in Representative’s opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange or the NASDAQ Stock Market LLC shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by any United States national securities exchange or national securities association, FINRA or by order of the Commission or any other government authority having jurisdiction; or (iii) if the United States shall have become involved in a new war or an increase in major hostilities; or (iv) if a banking moratorium has been declared by a New York State or federal authority; or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets; or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in Representative opinion, make it inadvisable to proceed with the delivery of the Firm Shares; or (vii) if the Company is in material breach of any of its representations, warranties or covenants hereunder; or (viii) if any of the Underwriters shall have become aware after the date hereof of such a Material Adverse Change in the conditions of the Company, or such adverse material change in general market conditions as in the Representative’s judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Public Securities or to enforce contracts made by the Underwriter for the sale of the Public Securities. Section 5 of this Agreement shall survive any termination of this Agreement.

(c) Expenses. Notwithstanding anything to the contrary in this Agreement, except in the case of a default by the Underwriter pursuant to Section (6)(b) above, in the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the Company will, subject to demand by the Underwriter, reimburse the Underwriter for only those documented out-of-pocket expenses (including the reasonable fees and expenses of their counsel), actually incurred by the Underwriter in connection herewith as allowed under FINRA Rule 5110 less any amounts previously paid by the Company); provided, however, that all such expenses, including the costs and expenses set forth in Section 3(h) which were actually paid, shall not to exceed $150,000 in the aggregate. Notwithstanding the foregoing, any advance received by the Underwriter shall be reimbursed to the Company to the extent not actually incurred in compliance with FINRA Rule 5110(f)(2)(C).

(d) Survival of Indemnification, Advancement, Hold Harmless & Contribution Provisions. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall remain in full force and effect and shall not be in any way affected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

(e) Representations, Warranties, Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company or (ii) delivery of and payment for the Public Securities.

9. Miscellaneous.

(a) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via e-mail attachment at the email address set forth below at or prior to 5:30 p.m. (Eastern time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via e-mail attachment at the e-mail address as set forth below on a day that is not a Business Day or later than 5:30 p.m. (Eastern time) on any Business Day, (c) the second (2nd) Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given.

If to the Representative or Underwriters:

Network 1 Financial Securities, Inc.

The Galleria, Building 2

Penthouse 2 Bridge Avenue

Red Bank, New Jersey 07701-1106

Attention: Damon Testaverde, Managing Director

Email: ddtestaverde@netw1.com

with copies to (which shall not constitute notice):

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154

Attention: Mitchell S. Nussbaum, Esq. and Tahra Wright, Esq.

Email: mnussbaum@loeb.com, twright@loeb.com

If to the Company:

Sentage Holdings Inc.

501, Platinum Tower, 233 Taicang Road

HuangPu, Shangahi City, PRC

Attention: Qiaoling Lu

Email: qllu@sentageholdings.com

with copies to (which shall not constitute notice):

Hunter Taubman Fischer & Li LLC

800 Third Avenue, Suite 2800

New York, New York 10022

Attention: Ying Li, Esq.

Email: yli@htflawyers.com

(b) Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

(c) Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

(d) Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof. This Agreement shall replace and supersede the engagement letter dated July 21, 2020, by and between the Company and the Representative, as amended, including, without limitation, any terms which survive termination thereof pursuant to Section 16 thereof.

(e) Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon the Representative, the Underwriter, each Indemnified Person referred to in Section 5, the Company and the controlling persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal Underwriters, heirs and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of securities from any of the Underwriters.

(f) Governing Law; Consent to Jurisdiction; Trial by Jury. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. The parties hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The parties hereby waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the parties may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9(a) hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the parties in any action, proceeding or claim. The parties agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(g) Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by email/pdf transmission shall constitute valid and sufficient delivery thereof.

(h) Severability. If any term or provision of this Agreement or the performance thereof shall be invalid or unenforceable to any extent, such invalidity or unenforceability shall not affect or render invalid or unenforceable any other provision of this Agreement and this Agreement shall be valid and enforceable to the fullest extent permitted by law.

(i) Waiver, etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below.

Very truly yours,

Sentage Holdings Inc.

By:
Name: Qiaoling Lu
Title: Chief Executive Officer

Confirmed as of the date first written above mentioned, on behalf of itself and as the Representative of the Underwriters named on Schedule 1 hereto:

Network 1 Financial Securities, Inc.

By:
Name:	Adam Pasholk
Title:	Managing Director Investment Banking

Signature Page to Underwriting Agreement

SCHEDULE 1

Underwriters	Total Number of Shares to be Purchased	Number of Shares to be Purchased if the Allotment Option is Fully Exercised
Network 1 Financial Securities, Inc.	4,000,000	4,600,000
Total	4,000,000	4,600,000

Schedules and Exhibits

SCHEDULE 2

List of Lock-Up Parties

●	Qiaoling Lu (chief executive officer)

●	Jianhua Chen (chief financial officer)

●	Yiheng Guo (director)

●	Michael JohnViotto (independent Director Nominee)

●	Angel Colon (independent Director Nominee)

●	Shengsong Wang (independent Director Nominee)

●	Unit Giant Limited (shareholder)

●	Better Always Limited (shareholder)

●	Cyber Sea Limited (shareholder)

●	Mac Joy Limited (shareholder)

●	Prima Network Financial Group Limited (shareholder)

Schedules and Exhibits

EXHIBIT A

Form of Underwriter’s Warrants

THE REGISTERED HOLDER OF THIS UNDERWRITER WARRANT BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER OR ASSIGN THIS UNDERWRITER WARRANT EXCEPT AS HEREIN PROVIDED AND THE REGISTERED HOLDER OF THIS UNDERWRITER WARRANT AGREES THAT IT WILL NOT SELL, TRANSFER, ASSIGN, PLEDGE OR HYPOTHECATE THIS UNDERWRITER WARRANT OR CAUSE IT TO BE THE SUBJECT OF ANY HEDGING, SHORT SALE, DERIVATIVE, PUT, OR CALL TRANSACTION THAT WOULD RESULT IN THE EFFECTIVE ECONOMIC DISPOSITION OF THE UNDERWRITER WARRANT BY ANY PERSON FOR A PERIOD OF 180 DAYS BEGINNING ON THE DATE OF COMMENCEMENT OF SALES OF THE OFFERING (DEFINED BELOW) TO ANYONE OTHER THAN (I) NETWORK 1 FINANCIAL SECURITIES, INC. (“NETWORK 1”) OR AN UNDERWRITER OR A SELECTED DEALER IN CONNECTION WITH THE OFFERING, OR (II) A BONA FIDE OFFICER OR PARTNER OF NETWORK 1 OR OF ANY SUCH UNDERWRITER OR SELECTED DEALER AND IN ACCORDANCE WITH FINRA RULE 5110(E)(2).

UNDERWRITER WARRANT

Warrant Certificate No: ___

Original Issue Date: ___

For the Purchase of

___ Ordinary Shares

of

SENTAGE HOLDINGS INC.

1. Underwriter Warrant.

THIS CERTIFIES THAT, for value received, Network 1 Financial Securities, Inc. or its registered assigns (the “Holder” or “Network 1”), as registered owner of this Warrant issued by Sentage Holdings Inc., a Cayman Islands company (the “Company”), is entitled, at any time or from time to time from __________, 2021 (the “Commencement Date”), the effective date of the offering (the “Offering”), as set forth in the Company’s registration statement on Form F-1 (No. 333-254558) (the “Registration Statement”), until at or before 5:00 p.m., Eastern Time, __________, 2026 (the five-year anniversary of the Commencement Date) (the “Expiration Date”) but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to __________ (__________) 1 ordinary shares (the “Shares”), $0.001 par value per share of the Company (the “Company Ordinary Shares”). If the Expiration Date is a day on which banking institutions are authorized by law to close, then this Underwriter Warrant may be exercised on the next succeeding day which is not such a day in accordance with the terms herein. During the period ending on the Expiration Date, the Company agrees not to take any action that would terminate this Warrant. This Warrant is initially exercisable at $__________ per Share (125% of the public offering price per Company Ordinary Share at the effective date of the Offering) so purchased; provided, however, that upon the occurrence of any of the events specified in Section 6 hereof, the rights granted by this Warrant, including the exercise price per share and the number of Shares to be received upon such exercise, shall be adjusted as therein specified. The term “Exercise Price” shall mean the initial exercise price or the adjusted exercise price, depending on the context.

2. Exercise.

(a) Exercise Form. In order to exercise this Warrant, the exercise form attached hereto must be duly executed and completed and delivered to the Company, together with this Warrant and payment of the aggregate Exercise Price for the Shares being purchased payable in cash or by certified check or official bank check. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern Time, on the Expiration Date, this Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

18% of the total number of Ordinary Shares being sold in the offering, including any over-allotment shares.

(b) Legend. Each certificate for the Shares purchased under this Warrant shall bear a legend as follows unless such securities have been registered under the Securities Act of 1933, as amended (“Act”):

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (“Act”) or applicable state law. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act and applicable state law.”

(c) Cashless Exercise.

(i) Determination of Amount. In lieu of the payment of the Exercise Price multiplied by the number of Shares for which this Warrant is exercisable in the manner required by Section 2.1, the Holder shall have the right (but not the obligation) to convert any exercisable but unexercised portion of this Warrant into Shares (“Cashless Exercise Right”). Upon a “cashless exercise”, the Holder shall surrender this Warrant to the Company, together with a duly executed facsimile copy or a PDF copy submitted by e-mail (or e-mail attachment) of an election of purchase (the “Election to Purchase”), and the Company shall issue to the Holder the number of Shares determined as follows:

X = Y (A-B)/A

where:

X	= The number of Shares to be issued to the Holder.

Y	= The number of Shares with respect to which this Warrant is being exercised.

A	= The fair market value of one Share.

B	= The Exercise Price.

For purposes of this Section 2.3, the fair market value of one Share shall be determined by the first of the following clauses that applies:

(A) if the Company Ordinary Shares are traded on a national securities exchange, the fair market value shall be the last sale price on the trading day immediately prior to the date of exercise or, if no sale of the Company Ordinary Shares took place on the trading day immediately prior to the Date of Exercise, then the fair market value shall be the last sale price on the most recent day prior to the Date of Exercise on which trades were made and reported;

(B) if the Company Ordinary Shares are quoted over-the-counter, the fair market value shall be deemed to be the last sale price on the trading day immediately prior to the Date of Exercise or, if no sale of the Company Ordinary Shares took place on the trading day immediately prior to the Date of Exercise, then the fair market value shall be the last sale price on the most recent day prior to the Date of Exercise on which trades were made and reported; or

(C) if there is no active public market for the Company Ordinary Shares, the fair market value thereof shall be determined in good faith by the Company’s Board of Directors (the “Board”).

For purposes of Rule 144 of the Act, it is intended, understood and acknowledged that the Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Shares shall be deemed to have been commenced, on the Issuance Date.

(ii)  Mechanics of Cashless Exercise. The Cashless Exercise Right may be exercised by the Holder on any business day on or after the Commencement Date and not later than the Expiration Date by delivering the Warrant with a duly executed exercise form attached hereto with the cashless exercise section completed to the Company, exercising the Cashless Exercise Right and specifying the total number of Shares the Holder will purchase pursuant to such Cashless Exercise Right.

(d)  No Obligation to Net Cash Settle. Notwithstanding anything to the contrary contained in this Warrant, in no event will the Company be required to net cash settle the exercise of this Warrant. The Holder of this Warrant will not be entitled to exercise this Warrant unless (i) it exercises such Warrant pursuant to the Cashless Exercise Right, (ii) a registration statement is effective, or (iii) an exemption from the registration requirements is available at such time and, if the Holder is not able to exercise this Warrant, this Warrant will expire worthless.

3. Transfer.

(a) General Restrictions. The registered Holder of this Warrant agrees that it will not sell, transfer, assign, pledge or hypothecate this Warrant, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period beginning from the effectiveness of the Registration Statement until 180 days after the effective date of the Offering to anyone other than (i) NETWORK 1 or an Underwriter or a selected dealer participating in the Offering, or (ii) a bona fide officer or partner of NETWORK 1 or of any such Underwriter or selected dealer. After a period of 180 days beginning on the date of commencement of sales of the Offering, transfers to others may be made subject to compliance with or exemptions from applicable securities laws. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto duly executed and completed, together with the Warrant and payment of all transfer taxes, if any, payable in connection therewith. The Company shall within five business days transfer this Warrant on the books of the Company and shall execute and deliver a new Warrant or Warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Shares purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

(b) Restrictions Imposed by the Act. The securities evidenced by this Warrant shall not be transferred unless and until (i) the Company has received the opinion of counsel for the Holder that the securities may be transferred pursuant to an exemption from registration under the Act and applicable state securities laws, the availability of which is established to the reasonable satisfaction of the Company (the Company hereby agrees that the opinion of Loeb & Loeb LLP shall be deemed satisfactory evidence of the availability of an exemption), or (ii) a registration statement or a post-effective amendment to the Registration Statement relating to the offer and sale of such securities has been filed by the Company and declared effective by the Securities and Exchange Commission and compliance with applicable state securities law has been established.

4. New Warrants to be Issued.

(a) Partial Exercise or Transfer. Subject to the restrictions in Section 3 hereof, this Warrant may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Warrant for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any Exercise Price and/or transfer tax if exercised pursuant to Section 2.1 hereto, the Company shall cause to be delivered to the Holder without charge a new Warrant of like tenor to this Warrant in the name of the Holder evidencing the right of the Holder to purchase the number of Shares purchasable hereunder as to which this Warrant has not been exercised or assigned.

(b)  Lost Certificate. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and of reasonably satisfactory indemnification or the posting of a bond, the Company shall execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

5. Registration Rights. The Company has filed the Registration Statement, including a related prospectus, with the Securities and Exchange Commission, which has been declared effective on Form F-1 (File No. 333-254558). The Registration Statement registers the Shares.

(a) Demand Registration.

(i)  Grant of Rights. Unless all of the Registrable Securities are included in an effective registration statement with a current prospectus or a qualified offering statement with a current registration statement, the Company, upon written demand (a “Demand Notice”) of the Holder(s) of at least fifty-one percent (51%) of the Warrants and/or the underlying Ordinary Shares (“Majority Holders”), agrees to register, on one occasion, all or any portion of the Ordinary Shares underlying the Warrant that are permitted to be registered under the Act (collectively, the “Registrable Securities”). On such occasion, the Company will file a registration statement with the Commission (a “Demand Registration Statement”) covering the Registrable Securities within sixty (60) days after receipt of a Demand Notice and use commercialy reasonable efforts to have the registration statement declared effective promptly thereafter, subject to compliance with review by the Commission; provided, however, that the Company shall not be required to comply with a Demand Notice if the Company has filed a registration statement with respect to which the Holder is entitled to piggyback pursuant to Section 5(b) hereof and either: (i) the Holder has elected to participate in the offering covered by such registration statement; or (ii) if such registration statement relates to an underwritten primary offering of securities of the Company, until the offering covered by such registration statement has been withdrawn or until thirty days after such offering is consummated. The demand for registration may be made at any time during a period of five years beginning on the commencement of sales of the Offering. The Company covenants and agrees to give written notice of its receipt of any Demand Notice by any Holder(s) to all other registered Holders of the Warrants and/or the Registrable Securities within ten days after the date of the receipt of any such Demand Notice.

(ii)  Terms. The Company shall bear all fees and expenses attendant to the Demand Registration Statement pursuant to Section 5(a)(i), but the Holders shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities. The Company agrees to use commercially reasonable efforts to cause the filing of a Demand Registration Statement required herein to become effective promptly and to qualify or register the Registrable Securities in such states as are reasonably requested by the Holder(s); provided, however, that in no event shall the Company be required to register the Registrable Securities in a state in which such registration would cause: (i) the Company to be obligated to register or license to do business in such State or submit to general service of process in such State, or (ii) the principal shareholders of the Company to be obligated to escrow their shares of capital stock of the Company. The Company shall cause any registration statement filed pursuant to the demand right granted under Section 5(a)(i) to remain effective for a period of at least 12 consecutive months after the date that the Holders of the Registrable Securities covered by such registration statement are first given the opportunity to sell all of such securities. The Holders shall only use the prospectuses provided by the Company to sell the shares covered by such registration statement, and will immediately cease to use any prospectus furnished by the Company if the Company advises the Holder that such prospectus may no longer be used due to a material misstatement or omission. Notwithstanding the provisions of this Section 5(a)(ii), the Holder shall be entitled to a Demand Registration Statement under this Section 5(a)(ii) on only one occasion and such demand registration right shall terminate on the fifth anniversary of the commencement of sales of the Offering in accordance with FINRA Rule 5110(g)(8)(C).

(b)  “Piggy-back” Registration.

(i)   Grant of Right. Unless all of the Registrable Securities are included in an effective registration statement with a current prospectus or a qualified offering statement with a current offering circular, the Holder shall have the right, for a period of five years commencing on the commencement of sales of the Offering, to include the remaining Registrable Securities as part of any other registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145 promulgated under the Act or pursuant to Form F-3 or any equivalent form).

(ii)  Terms. The Company shall bear all fees and expenses attendant to registering the Registrable Securities pursuant to Section 4(b)(i) hereof, but the Holders shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities. In the event of such a proposed registration, the Company shall furnish the then Holders of outstanding Registrable Securities with not less than 15 days written notice prior to the proposed date of filing of such registration statement. Such notice to the Holders shall continue to be given for each registration statement filed by the Company until such time as all of the Registrable Securities have been registered under an effective registration statement. The holders of the Registrable Securities shall exercise the “piggy-back” rights provided for herein by giving written notice, within five days of the receipt of the Company’s notice of its intention to file a registration statement. Except as otherwise provided in this Warrant, there shall be no limit on the number of times the Holder may request registration under this Section 4(b)(ii). Notwithstanding the provisions of this Section 4(b)(ii), such piggyback registration rights shall terminate on the fifth anniversary of the commencement of sales of the Offering in accordance with FINRA Rule 5110(g)(8)(D).

(c) General Terms.

(i)  Indemnification. The Company shall indemnify the holder(s) of the Shares to be sold pursuant to any registration statement hereunder and each person, if any, who controls such holder within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against litigation, commenced or threatened, or any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Underwriter contained in Section 5 of the Underwriting Agreement in the Offering. The holder(s) of the Shares to be sold pursuant to such registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such holders, or their successors or assigns, in writing, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section 5 of the Underwriting Agreement pursuant to which the Underwriter has agreed to indemnify the Company.

(ii) Exercise of Warrants. Nothing contained in this Warrant shall be construed as requiring the Holder(s) to exercise their Warrants prior to or after the initial filing of any registration statement or the effectiveness thereof.

(iii) Rule 144 Sale. Notwithstanding anything contained in this Section 5 to the contrary, the Company shall have no obligation to maintain the effectiveness of the Registration Statement covering the Shares held by any Holder, where such Holder would then be entitled to sell under Rule 144 within any three-month period (or such other period prescribed under Rule 144 as may be provided by amendment thereof) all of the Shares then held by such Holder.

(iv) Supplemental Prospectus. Each Holder agrees, that upon receipt of any notice from the Company of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, or that would otherwise require disclosure of material nonpublic information that, if disclosed at such time, would be materially harmful to the Company, such Holder will immediately discontinue disposition of Shares pursuant to the Registration Statement covering such Shares until such Holder’s receipt of the copies of a supplemental or amended prospectus, or the public disclosure and dissemination of such information, as the case may be, and, if so desired by the Company, such Holder shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of such destruction) all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Shares current at the time of receipt of such notice.

6. Adjustments.

(a) Adjustments to Exercise Price and Number of Securities. The Exercise Price and the number of Shares underlying this Warrant shall be subject to adjustment from time to time as hereinafter set forth:

(i)  Stock Dividends; Split Ups. If after the date hereof, and subject to the provisions of Section 6.3 below, the number of outstanding Company Ordinary Shares is increased by a stock dividend payable in Company Ordinary Shares or by a split up of the Company Ordinary Shares or other similar event, then, on the effective day thereof, the number of Shares purchasable hereunder shall be increased in proportion to such increase in outstanding Company Ordinary Shares. For example, if the Company declares a two-for-one stock dividend and at the time of such dividend this Warrant is for the purchase of one Share at $6.00 per Share, upon effectiveness of the dividend, this Warrant will be adjusted to allow for the purchase of one Share for $3.00. In such example, the number of Shares purchasable hereunder would be doubled.

(ii)  Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 6.3, the number of outstanding Company Ordinary Shares is decreased by a consolidation, combination or reclassification of Company Ordinary Shares or other similar event, then, on the effective date thereof, the number of Shares underlying this Warrant purchasable hereunder shall be decreased in proportion to such decrease in outstanding Company Ordinary Shares.

(iii) Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding Company Ordinary Shares other than a change covered by Section 6.1.1 or 6.1.2 hereof or that solely affects the par value of the Company Ordinary Shares, or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Company Ordinary Shares, or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Warrant shall have the right thereafter (until the expiration of the right of exercise of this Warrant) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, by a Holder of the number of ordinary share of the Company obtainable upon exercise of this Warrant immediately prior to such event; and if any reclassification also results in a change in the number of Shares covered by Section 6.1.1 or 6.1.2, then such adjustment shall be made pursuant to Sections 6.1.1, 6.1.2 and this Section 6.1.3. The provisions of this Section 6.1.3 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

(iv) Changes in Form of Warrant. This form of Warrant needs not be changed because of any change pursuant to this Section, and Warrants issued after such change may state the same Exercise Price and the same number of Shares are stated in the Warrants initially issued pursuant to this agreement. The acceptance by any Holder of the issuance of new Warrant reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the Commencement Date or the computation thereof.

(b)  Substitute Warrant. In case of any consolidation of the Company with, or merger of the Company with or into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Company Ordinary Shares), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental Warrant providing that the Holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the stated expiration of such Warrant) to receive, upon exercise of such Warrant, the kind and amount of Shares and other securities and property receivable upon such consolidation or merger, by a holder of the number of Shares of the Company for which such Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental Warrant shall provide for adjustments which shall be identical to the adjustments provided in Section 6. The above provision of this Section shall similarly apply to successive consolidations or mergers.

(c) Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of Shares upon the exercise of the Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of warrants, ordinary shares or other securities, properties or rights.

7. Reservation and Listing. The Company shall at all times reserve and keep available out of its authorized Company Ordinary Shares, solely for the purpose of issuance upon exercise of the Warrants, such number of Shares, or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, in accordance with the terms hereby, all Shares and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any shareholder. As long as the Warrants shall be outstanding, the Company shall use its commercially reasonable efforts to cause all Shares issuable upon exercise of the Warrants, to be listed (subject to official notice of issuance) on all securities exchanges on which the Company Ordinary Shares, issued to the public in the Offering may then be listed and/or quoted.

8. Certain Notice Requirements.

(a) Holder’s Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holders the right to vote or consent or to receive notice as a shareholder for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the events described in Section 8.2 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least fifteen days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be. Notwithstanding the foregoing, the Company shall deliver to each Holder a copy of each notice given to the other shareholders of the Company at the same time and in the same manner that such notice is given to the shareholders.

(b)  Events Requiring Notice. The Company shall be required to give the notice described in this Section 8 upon one or more of the following events: (i) if the Company shall take a record of the holders of its Company Ordinary Shares for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, (ii) the Company shall offer to all the holders of its Company Ordinary Shares any additional Company Ordinary Shares or securities convertible into or exchangeable for Company Ordinary Shares, or any option, right or warrant to subscribe therefor, or (iii) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business shall be proposed.

(c) Notice of Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 6 hereof, send notice to the Holders of such event and change (“Price Notice”). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company’s Chief Financial Officer.

(d)  Transmittal of Notices. All notices, requests, demands and other communications which are required or may be given under this Warrant shall be in writing and shall be deemed to have been duly given: (a) when received, if personally delivered; (b) when transmitted, if transmitted by telecopy, electronic or digital transmission method with confirmation of transmission by the transmitting equipment; (c) the day after it is sent, if sent for next day delivery to a domestic address by a recognized overnight delivery service (e.g., Federal Express); and (d) upon receipt, if sent by certified or registered mail, return receipt requested. In each case, notice shall be sent to the parties at the following address (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

Sentage Holdings Inc.

501, Platinum Tower, 233 Taicang Road

HuangPu, Shanghai City, PRC

Attention: Qiaoling Lu

Email: qllu@sentageholdings.com

with copies to (which shall not constitute notice):

Hunter Taubman Fischer & Li LLC

800 Third Avenue, Suite 2800

New York, New York 10022

Attention: Ying Li, Esq.

Email: yli@htflawyers.com

9. Miscellaneous.

(a) Amendments. The Company and NETWORK 1 may from time to time supplement or amend this Warrant without the approval of any of the Holders in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and NETWORK 1 may deem necessary or desirable and that the Company and NETWORK 1 deem shall not adversely affect the interest of the Holders. All other modifications or amendments shall require the written consent of and be signed by the party against whom enforcement of the modification or amendment is sought.

(b)  Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Warrant.

10.  Entire Agreement. This Warrant (together with the other agreements and documents being delivered pursuant to or in connection with this Warrant) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

(a) Binding Effect. This Warrant shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their permitted assignees, respective successors, legal representative and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Warrant or any provisions herein contained.

(b) Governing Law; Submission to Jurisdiction. This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Warrant shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company and the Holder agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

(c) Waiver, Etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

(d) Execution in Counterparts. This Warrant may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

[Remainder of page deliberately left blank]

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the ___ day of ____, 2021.

By:
Name: Qiaoling Lu
Title: Chief Executive Officer

NOTICE OF EXERCISE

To: Sentage Holdings INC.

(1)  The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)  Payment shall take the form of (check applicable box):

[     ] in lawful money of the United States; or

[    ] [if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2.3.1, to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2.32.

(3)  Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number:

(4) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory

Date:

EXHIBIT B

Form of Lock-Up Agreement

____________, 2021

Network 1 Financial Securities, Inc.

2 Bridge Avenue, Penthouse

Red Bank, NJ 07701

Ladies and Gentlemen:

The undersigned understands that Network 1 Financial Securities, Inc., the representative in the Company’s recent Public Offering (as defined below) (the “Representative”), proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Sentage Holdings Inc., a Cayman Islands corporation (the “Company”), providing for the initial public offering (the “Public Offering”) of 4,000,000 ordinary shares (the “Shares”), $0.001 par value per share (the “Ordinary Shares”), of the Company.

To induce the underwriters to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, during the period commencing on the date of the Underwriting Agreement and ending one hundred and eighty (180) days after such date (the “Lock-Up Period”): (1) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”); (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Lock-Up Securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities; or (4) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any Lock-Up Securities.

If (i) the Company issues an earnings or material news press release, during the last 17 days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release, unless the Representative waives such extension.

No provision in this agreement shall be deemed to restrict or prohibit the exercise or exchange by the undersigned of any option or warrant to acquire Shares, or securities exchangeable or exercisable for or convertible into Shares, provided that the undersigned does not transfer the acquired on such exercise or exchange during the Lock-Up Period, unless otherwise permitted pursuant to the terms of this lock-up agreement. In addition, no provision herein shall be deemed to restrict or prohibit the entry into or modification of a so-called “10b5-1” plan at any time (other than the entry into or modification of such a plan in such a manner as to cause the sale of any Shares or any securities convertible into or exercisable or exchangeable for Shares within the Lock-Up Period).

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities subject to this lock-up agreement.

The undersigned understands that the Company and the underwriters are relying upon this lock-up agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned understands that, if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, then this lock-up agreement shall be void and of no further force or effect.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. The Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Representative. The undersigned acknowledges that no assurances are given by the Company or the underwriters that this Public Offering will be consummated.

This lock-up agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

(Name - Please Print)

(Signature)

(Name of Signatory, in the case of entities - Please Print)

(Title of Signatory, in the case of entities - Please Print)

Address:

Email:

Date: